Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, effective as of December 11, 2023 (the “Effective Date”) by and between Custodian Ventures, LLC, a limited liability company (“Seller”) and Qiao Future Technology Co., Ltd. (“Buyer”).

WHEREAS, Seller owns (i) 10,000,000 shares of Series A Preferred Stock each with a par value $0.001 per share, (collectively, the “Shares”) of Momentous Holdings Corp., a Nevada corporation (the “Company”).

This Agreement provides for the acquisition of the Shares by Buyer for a total purchase price of Two Hundred and Seventy-Five Thousand U.S. Dollars ($275,000) (the “Purchase Price”) paid on the terms and conditions set forth below.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

Section 1.1 Closing. The purchase of the Shares shall be consummated on December 11, 2023 unless extended by agreement of the parties hereto (the “Closing Date”). At the Closing, the Seller shall deliver to the Buyer one or more stock certificates representing the Shares to be transferred hereunder. Upon the execution of this Agreement by the parties, the Seller shall deliver the requisite particulars to Loeb & Loeb LLP in preparation of the share transfer to be completed by the Company upon closing of the transaction described in this Agreement.

Section 1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares.

Section 1.3 Purchase Price. The Purchase Price for the Shares shall be paid directly to Seller on or before the Closing Date, by Buyer to Seller, by wire transfer or other form of immediately available good funds against delivery of the Shares in transferable form from Seller to Buyer. Wire instructions are attached hereto as Exhibit A.

Section 1.4 Waiver. Seller shall waive any and all loans payable to it or to David Lazar at the Closing. (the “Waiver”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to and to obtain the reliance of Buyer, Seller represents and warrants to Buyer that each of the following IS true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing (All references in this Agreement to “knowledge of the Seller” shall mean the actual knowledge, after reasonable investigation, of the Seller and its sole manager, David Lazar):

●	The Seller has no officers or any member or manager other than David Lazar.

Section 2.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Seller is a party or to which the Shares are subject. Seller has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Title to the Shares. Seller owns of record and beneficially the Shares of the Company, validly issued, fully paid, free, non-assessable, and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or other securities as defined in the Federal Securities Act of 1933, or any other agreements, commitments, arrangements or understandings of any kind or nature, whether oral or written, with respect to the Shares.

Section 2.3 Authorization; Enforceability. Seller has the legal right to enter into and to consummate the transactions contemplated hereby, to perform his covenants and otherwise to carry out Seller’s obligations hereunder. This Agreement and any related agreements or instruments, upon execution and delivery by the Seller (and assuming due execution and delivery hereof and thereof by the Company and the Buyer hereto), will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

Section 2.4 No General Solicitation or Advertisement. Neither the Seller, nor any person acting on Seller’s behalf, has offered or sold the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

Section 2.5 Tax Matters.

(a) (i) The Company has duly filed all material tax returns which are required to be filed by it on or prior to Closing, and has paid all taxes which have become due on or prior to Closing; (ii) all such tax returns are true, correct and complete and accurate in all material respects; (iii) there is no action, pending or proposed in writing, with respect to a material amount of taxes of the Company; (iv) no statute of limitations in respect of the assessment or collection of any material amount of taxes of the Company for which a lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (v) to the knowledge of the Company, the Company has withheld or collected and paid over to the applicable taxing authority all material taxes required to be withheld or collected by the Company in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) the Company has not requested any letter ruling from the Internal Revenue Service; (vii) there is no lien for material Taxes upon any of the assets of the Company; (viii) neither the Company has received any written request from a taxing authority in a jurisdiction where the Company has not paid any material amount of tax or filed tax returns asserting that the Company is or may be subject to tax in such jurisdiction; (ix) neither the Company is a party to any tax sharing, tax indemnity or tax allocation Contract; (x) the Company has no material liability for the taxes of any other Person: (1) as a transferee or successor or (2) otherwise by operation of applicable Law; and (xi) the Company has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.6011-4(b)(2). The Seller shall be limited to taxes which are pertinent to all material tax returns filed by the Company prior to Closing.

(b) The Shares are not subject to any lien arising in connection with any failure or alleged failure to pay tax. There is no pending, threatened, or proposed audits, assessments or claims from any tax authority for deficiencies, penalties, or interest with respect to Seller that would affect the Shares.

Section 2.6 Due Diligence Materials Provided. Seller has provided Buyer with true and accurate copies of all corporate books and records relating to the Company in Seller’s possession or control. including but not limited to all business invoices, bank statements, tax returns, and bookkeeping software and/or data files which describe the business activities of the Company. Seller does not have any actual knowledge of any liability or obligation of the Company other than is reflected in said books and records.

Section 2.7 Brokers and Finders. The Seller represents and warrants that Seller has made no agreements involving any fees of any type that relate to this Agreement and that would involve the Buyer, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Seller and the Company jointly and severally represent and warrant to Buyer that each of the following IS true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing:

Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite power, right and authority to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby and thereby. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement have been taken or will be taken prior to the Closing.

Section 3.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by its board of directors in connection herewith. This Agreement constitutes the valid and binding obligation of the Company, and enforceable against it in accordance with its terms.

Section 3.3 No Conflict. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Articles of Incorporation, By-laws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is the owner (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company.

Section 3.4 OTC Filings. Except for stated herein, the Company has filed all reports, filings and financial statements required to be filed with OTC Markets Pink and complied in all material respects with the the requirements of the OTC Markets. The financial statements included in the filings comply in all material respects with applicable accounting requirements and the rules and regulations of the OTC Markets with respect thereto as in effect at the time of filing. The Company is a “shell company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 3.5 Insurance. The Company has no insurance policies.

Section 3.6 Capitalization. As of the Closing (i) the total number of Outstanding shares of common stock of the Company shall be 33,115,000 par value $0.001 per share, (ii) the total number of authorized and Outstanding shares of preferred stock of the Company shall be 10,000,000, par value $0.001 per share.

Section 3.7. Options, Warrants and Other Rights and Agreements Affecting Company Stock. The Seller warrants that the Company has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities as defined in the Federal Securities Act of 1933 (“Securities”) or any commitments, agreements, arrangements or understandings of any kind or nature obligating Company, in any such case, to issue shares of Company common stock or other Securities or securities convertible into or evidencing the right to purchase shares of Company capital stock or other Securities. Neither Seller nor the Company is a party of any agreement, understanding, arrangement or commitment, or bound by any Articles or By-Law provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of Company’s Stock or other Securities.

Section 3.8 Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the sale of the Shares by the Seller to the Buyer as contemplated hereby.

Section 3.9 Bank Accounts and Credit Cards. At Closing, the Company will not have any bank account, safe deposit box or credit or charge cards. All bank statements have or will be provided to Buyer on or prior to the Closing.

Section 3.10 Litigation. To the knowledge of the Seller and the Company, (i) there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or, to the knowledge of the Seller, threatened against the Seller or the Company; and (ii) there is no continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which the Seller or the Company is a party or to which it or any of its assets is subject. Other than what was disclosed in the Due Diligence and the results based upon the Order Barring Unasserted Claims dated on November 14, 2023 by Eighth Judicial District Court, Clark Country, Nevada (the “Order”).

Section 3.11 Liabilities. To the knowledge of the Seller and the Company, other than the payables and the liabilities to be waived in the Waiver, as of the Closing Date, there will be no liabilities (contingent or otherwise), debts or obligations of the Company, whether accrued, absolute, contingent or otherwise, whether known or unknown, whether asserted or unasserted (the “Liabilities”). For purposes of this Agreement, the term “liabilities” shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, asserted or unasserted, liquidated or unliquidated, secured or unsecured. Other than what was disclosed in the Due Diligence and the results based upon the the Order. The Seller shall cause the Company to terminate all existing contracts without liability and shall provide Buyer with written documentation that such contracts have been cancelled.

Section 3.12 Compliance with Laws. The Company has complied in all respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions. There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Company or to any of its properties, assets or businesses pending or threatened, or any order, injunction, award or decree outstanding against the Company or against or relating to any of its properties, assets or businesses. The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business. The Company is not not aware of any action, suit, proceeding, claim, arbitration, or investigation by any governmental entity or other person (i) to which Company is or may be a party relating to the activities of the Company prior to the Closing Date, (ii) threatened against or relating to Company or any of Company’s assets or businesses, (iii) challenging Company’s right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or (iv) asserting any rights with respect to any of the Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

Section 3.13 Stockholders. Attached hereto as Schedule 3.5 is a current stockholder list as provided by the Company’s transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company’s common stock.

Section 3.14 Trading. The shares of Common Stock are quoted on the OTC Expert Market under the symbol “MMNT” and the shares of Common Stock are eligible for deposit with the DTC. The Company has not received any correspondence and/or notice (nor has any reason to believe it will in the future receive) regarding the continued eligibility of the Common Stock to be quoted on the OTC Pink or deposited with the DTC. Other than what has been disclosed in the Due Diligence.

Section 3.15 Sarbanes-Oxley. The Company (i) makes and keeps accurate books and records and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.16 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.17 Employment. The Seller warrants that at Closing the Company will have no outstanding employment obligation of any kind and the Company shall have no obligations whatsoever, for any compensation or other amounts payable to any employee, director, consultant or independent contractor of Company, including, but not limited to bonus, salary, compensation, accrued vacation, fringe, pension or profit sharing benefits, or severance paid or payable to any employee, director, consultant or independent contractor of Company relating to service with or for the Company at any time prior to the Closing Date.

Section 3.18 Leases and Other Agreements. The Seller warrants that at Closing the Company will have no outstanding leases, nor will it be subject to any other Agreement.

Section 3.19 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Buyer by the Seller and/or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to and to obtain the reliance of Seller, Buyer represents and warrants to Seller that each of the following is true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing. All references in this Agreement to “knowledge of the Buyer” shall mean the actual knowledge, after reasonable investigation.

Section 4.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Buyer is a party. Buyer has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 4.2 Restricted Shares. Buyer acknowledges that the Shares purchased have not been registered under the Securities Act or any state securities laws, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Act which relate to private offerings, will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and the Buyer must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. Buyer acknowledges that the shares shall bear restrictive legends.

Section 4.3 Buyer’s Sophistication. Buyer (i) acknowledges that the purchase of Shares involves a high degree of risk in that the Company has no current business operations or plans and may require substantial funds; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) has such knowledge and experience in finance, securities, investments, including investment in non- listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; (iv) that the sale of the Shares to Buyer is not registered with the US Securities and Exchange Commission or with the securities administrator of any state; (v) that the Shares are being sold pursuant to an exemption from such registration requirements; and (vi) the Shares are “restricted securities” that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom.

Section 4.4 Brokers and Finders. The Buyer represents and warrants that he/she/it has made no agreements involving any fees of any type that relate to this Agreement and that would involve the Seller, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

Section 4.5 Due Diligence Materials Provided. Buyer acknowledges that Seller has provided Buyer with true and accurate copies of all corporate books and records relating to the Company in Seller’s possession or control. Prior to the Closing, the Buyer will conduct a due diligence investigation relative to the Company and the representations, warranties and covenants of the Sellers and the Company. Sellers and the Company agree to provide the Buyer and its agents and representatives with any and all due diligence documents reasonably requested, including but not limited to financial statements and evidence of the Company’s good standing in all jurisdictions where it is authorized to do business. Buyer shall have the right, in its sole discretion, to terminate this Agreement at any time prior to the Closing, without any liability therefor, should it determine that any representation, warranty or covenant of any Seller or the Company is untrue, misleading or cannot be verified through the due diligence process.

ARTICLE V

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 5.1 Seller’s Delivery. On the Closing Date, the Seller shall deliver the following to Buyer or the transfer agent, as applicable, conditioned upon (i) all of Buyer’s representations and warranties set forth in Article IV, above, shall be true and correct as of the Closing, and (ii) Buyer’s performance of its delivery obligations in section 5.2, below:

(a)	The original stock certificate representing the Shares together with a stock power duly endorsed in blank, and signature medallion guaranty sufficient to transfer the Shares or other instruction required for the transfer of the Shares to Buyer. If necessary, after the sale closes the Seller shall also execute such other certificates or other documents reasonably necessary to transfer the Shares to Buyer. If the Shares are to be transferred electronically in book form, then irrevocable instructions from the Seller to the Company’s transfer agent directing the transfer of the Shares to the Buyer.

(b)	Written consent from the Company’s board of directors appointing Buyer’s designee to the board of directors, effective upon Closing.

(c)	Written resignation from all members of the Company’s board of directors excepting only Buyer’s designee, effective upon Closing.

(d)	A written resignation from all officers of the Company, effective upon Closing.

(e)	A current list of shareholders from the Company’s transfer agent.

(f)	A written waiver and release from Seller in favor of the Company of any debt obligation owed to Seller, as described in the Waiver.

(g)	All schedules to this Agreement.

(h)	Documents to be filed pursuant to Section 5.1.

Section 5.2 Company’s Delivery

At the Closing, the Company shall deliver to the Buyer the following:

(a)	evidence, satisfactory to the Buyer, that the Company has no Liabilities (as defined in Section 3.11), including without limitation, any Liabilities incurred directly or indirectly by the Company or the Seller in connection with the transactions contemplated by this Agreement;

(b)	the Company’s original minute books containing the resolutions and actions by written consent of the directors and shareholders of the Company and all the Company’s other original books and records, including without limitation, the resolutions issuing the Shares to Seller;

(c)	the Company’s financial and accounting records (including the Company’s general ledger), all banking records and regulatory filings and filing codes (including SEC EDGAR filing codes (CCC and CIK codes) and OTC Markets password) in whatever media they exist, including paper and electronic media;

(d)	copies of all SEC, FINRA and OTC correspondence;

(e)	copies of all federal and state tax returns filed by the Company;

(f)	a certificate issued by the Secretary of State of the State of Nevada as to the good standing of the Company as of a date no earlier than two business days prior to the Closing;

(g)	resolutions of the board of directors of the Company authorizing all transactions contemplated by this Agreement, including, without limitation, the appointment of the officers and directors as provided for in this Agreement;

(h)	duly executed resignation letters from the current officer and director of the Company, to be effective at Closing; and

(i)	all other documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing and any other related documents requested by Buyer or its counsel in connection with this Agreement.

Section 5.3 Buyer’s Delivery. On the Closing Date, Buyer shall deliver the following to Seller, conditioned upon (i) all of Seller’s representations and warranties set forth in Article II, above, shall be true and correct as of the Closing, and (ii) Buyer’s performance of its delivery obligations in section 5.1, above:

(a)	Purchase Price in immediately available funds.

(b)	A written consent to serve on the Company’s board of directors by the Buyer’s nominee, effective upon Closing, including the nominee’s mailing address.

(c)	A written consent from Buyer’s nominee to serve as the Director and as other officers of the Company, effective upon Closing, including the nominee’s mailing address.

(d)	A written consent from the Buyer’s nominee to the board of directors, acting in his or her capacity as the sole director of the Company, appointing Buyer’s nominee to serve as the Director and to other offices of the Company, effective upon Closing.

ARTICLE VI

CLOSING COVENANTS OF THE PARTIES

ARTICLE VII MISCELLANEOUS

Section6.1 Indemnification. Each of the Seller and the Company shall jointly and severally indemnify and hold the Buyer and its agents, representatives, designees and affiliates harmless from and against any loss, damage or expense (including reasonable attorneys’ fees and expenses) caused by or arising out of any claim made against such party:

for any broker’s or finder’s fee or any similar fee, charge or commission incurred by the Seller or the Company prior to or in connection with this Agreement or the transaction contemplated hereby;

for any Liability of the Seller and/or the Company otherwise incurred on or before the Closing, including, without limitation, with respect to (i) the execution and performance of this Agreement and (ii) any unfiled material tax returns, any unpaid taxes on filed tax returns on or prior to Closing and any unpaid taxes with respect to any unfiled tax returns on or prior to Closing; and

(i) any inaccuracy or breach of any of the representations and warranties of the Seller or the Company in this Agreement or in any certificate or document delivered by or on behalf of the Seller or the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (ii) any failure by the Seller or the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Seller or the Company pursuant to this Agreement to be performed by or complied with by or on behalf of the Seller or the Company.

Section 6.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight carrier or USPS via registered mail or certified mail, postage prepaid, addressed to the addresses set forth in this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or sent. Any party with a non-US address may be provided notice via email, which notice shall be effective when sent to the party or its representative.

Section 6.3 Attorneys’ Fees. Except as expressly provided herein, each party will be responsible for their own attorney’s fees.

Section 6.4 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence (a) the existence and terms of this Agreement and the transactions contemplated hereby, and (b) all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In addition, no party shall issue any press release or other public announcement concerning this Agreement, its existence or the transactions contemplated by this Agreement, without the prior written approval of the remaining parties. The parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the parties in connection with the preparation and performance this Agreement are regarded as confidential information.

Section 6.5 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.6 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 6.7 Survival; Termination; Limitation of Seller’s Liability. The representations, warranties and covenants of the respective parties shall survive the Closing and the consummation of the transactions herein contemplated six (6) weeks after the Closing Date. In no instance shall the liability of Seller (including, without limitation its owners or managers) arising hereunder or by reason of or related to any of the transactions contemplated hereby exceed the amounts actually paid by Buyer to Seller under this Agreement.

Section 6.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 6.9 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 6.10 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 6.11 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 6.12 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party. This contract is between Seller and Buyer. No person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 6.13 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 6.14 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; and (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof.

Section 6.15 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

Section 6.16 Covenants. Seller also hereby covenants and agrees to provide any such historical documents and information as required by FINRA, if such documents and/or information is in the possession of Seller or reasonably obtained by Seller.

Section 6.17 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to its conflicts of laws principles. Any dispute arising out of this Agreement shall be resolved in the state or federal courts sited in Clark County, Nevada to the exclusion of all other venues. The prevailing party in any such action shall be entitled to an award of costs and its reasonable attorney’s fees. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Seller Custodian Ventures LLC		Buyer Qiao Future Technology Co., Ltd.

By:	/s/ David Lazar	By:	/s/ Chen Yongjin
Name:	David Lazar	Name:	Chen Yongjin
Title:	CEO	Title:	Director

Address of Seller for Notices: 234 E. Beech Street, Long Beach, NY 11561 With a copy to (which shall not constitute notice): Email: David@activistinvestingllc.com		Address of Buyer for Notices:

Company

Momentous Holdings Corp.

By:	/s/ David Lazar
Name:	David Lazar
Title:	CEO

[signature page to Stock Purchase Agreement between Custodian Ventures LLC and Qiao Future Technology Co., Ltd.]